Exhibit 16

POWER OF ATTORNEY

The undersigned, being officers and directors/trustees of:

a)	BlackRock California Municipal Income Trust, a Delaware statutory trust;

b)	BlackRock California Municipal Income Trust II, a Delaware statutory trust;

c)	BlackRock California Investment Quality Municipal Trust Inc., a Maryland corporation;

d)	BlackRock California Insured Municipal Income Trust, a Delaware statutory trust; and

e)	BlackRock California Municipal Bond Trust, a Delaware statutory trust (collectively, the "Funds");

do hereby, in the capacities shown below, appoint the President, Treasurer, Secretary or any Vice-President of the Funds, as true and lawful agents and attorneys-in-fact with full power of substitution and resubstitution, for each of the undersigned, as fully to all intents as he or she might or could do in person, for the purposes of executing and delivering, for and on behalf of the undersigned, any Registration Statement on Form N-14 of the Funds (including any and all amendments thereto) and any other document or instrument in connection with the transactions contemplated by such Registration Statement on Form N-14, upon the advice of counsel, to be filed by the applicable Funds with the Securities and Exchange Commission ("SEC") pursuant to the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 (collectively, the "Acts"), and the rules, regulations or requirements promulgated by the SEC pursuant to such Acts; and the undersigned does hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this Power of Attorney.

[Remainder of Page Intentionally Blank]

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Dated: May 29, 2009

Signature	Title

/s/ Donald C. Burke	President and Chief Executive Officer
Donald C. Burke

/s/ Neal J. Andrews	Chief Financial Officer
Neal J. Andrews

/s/ G. Nicholas Beckwith, III	Director/Trustee
G. Nicholas Beckwith, III

/s/ Richard E. Cavanagh	Director/Trustee
Richard E. Cavanagh

/s/ Kent Dixon	Director/Trustee
Kent Dixon

/s/ Frank J. Fabozzi	Director/Trustee
Frank J. Fabozzi

/s/ Kathleen F. Feldstein	Director/Trustee
Kathleen F. Feldstein

/s/ James T. Flynn	Director/Trustee
James T. Flynn

/s/ Jerrold B. Harris	Director/Trustee
Jerrold B. Harris

/s/ R. Glenn Hubbard	Director/Trustee
R. Glenn Hubbard

Signature	Title

/s/ W. Carl Kester	Director/Trustee
W. Carl Kester

/s/ Karen P. Robards	Director/Trustee
Karen P. Robards

/s/ Richard S. Davis	Director/Trustee
Richard S. Davis

/s/ Henry Gabbay	Director/Trustee
Henry Gabbay